, 2019
Exhibit 99.1
LIBERTY LATIN AMERICA ANNOUNCES KEY DATES REGARDING SPECIAL DIVIDEND OF SERIES A PREFERENCE SHARES TO COMMON SHAREHOLDERS
Denver, Colorado – June 1, 2026: Liberty Latin America Ltd. (“Liberty Latin America” or the “Company”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced the following key dates regarding its special dividend of 9.0% Fixed Rate Cumulative Perpetual Redeemable Series A Preference Shares, US $0.01 par value per share (the “Preference Shares”), to common shareholders:

•Record date — June 1, 2026 at 5:00 p.m., New York City time

Investors who hold common shares of Liberty Latin America (NASDAQ: LILA and LILAK, OTC Link: LILAB) on the record date will be entitled to receive the special dividend of Preference Shares so long as they continue to hold such common shares through the distribution date (defined below) of the Preference Shares. As a result of “due bill” trading procedures, those investors acquiring common shares of Liberty Latin America after the record date who continue to hold such common shares through the distribution date of the Preference Shares will also be entitled to receive the special dividend of Preference Shares.

•“When-issued” market opens for Preference Shares — June 1, 2026

The “when-issued” market for the Preference Shares will begin on the Nasdaq Global Select Market under the symbol LILPV. Investors are able to trade Preference Shares prior to the distribution date in this market, with such trades of Preference Shares settling on June 17, 2026 as further specified below.

•Ex-distribution “when-issued” markets open for LILA and LILAK common shares — June 1, 2026

The ex-distribution “when-issued” markets for LILA and LILAK common shares will begin on the Nasdaq Global Select Market under the symbols LILAV and LILAKV, respectively. Investors are able to trade LILA and LILAK common shares in these markets without the entitlement to receive the special dividend of Preference Shares. Conversely, investors who trade LILA and LILAK common shares in the regular-way markets for LILA and LILAK common shares will be entitled to receive the special dividend of Preference Shares under the “due bill” trading procedures; provided, that they hold such common shares through the distribution date of the Preference Shares.

•Distribution date for Preference Shares and closing of “when-issued” markets — June 16, 2026 at 5:00 p.m., New York City time

The date of distribution of the Preference Shares, and the last day of “when-issued” markets for the Preference Shares and the ex-distribution “when-issued” markets for LILA and LILAK common shares.

•Ex-dividend date and commencement of regular-way trading of Preference Shares — June 17, 2026

The ex-dividend date for the special dividend of Preference Shares and the commencement of regular-way trading for Preference Shares. This is also the date of settlement for “when-issued” trades of Preference Shares and for ex-dividend “when-issued” trades of LILA and LILAK common shares.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. For further information, please visit www.lla.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the special dividend, as well as the “when-issued” trading and ex-dividend dates. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risk and uncertainties include regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Latin America, satisfaction of the conditions to the distribution of the Series A Preference Shares, changes in law and government regulations, the availability of investment opportunities, and general market conditions, and other factors detailed from time to time in our filings with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

ABOUT LIBERTY LATIN AMERICA

Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands BTC, Flow, Liberty, and Más Móvil. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony, and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a subsea and terrestrial fiber optic cable network that connects over 30 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols “LILA” (Class A) and “LILAK” (Class C), and on the OTC link under the symbol “LILAB” (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations: Corporate Communications:
Soomit Datta ir@lla.com Michael Coakley llacommunications@lla.com

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